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                                                                    EXHIBIT 10.2

                         SECURITIES PURCHASE AGREEMENT

                                                                   June 12, 2001


          This Agreement sets forth the agreement of TurboChef Technologies, Inc. (the "Company") and Jack Silver (the "Purchaser") with respect to the purchase of the Shares and Warrant (as hereinafter defined) by the Purchaser.

1.   Purchase of Shares.
     ------------------

     The Company hereby agrees to sell and issue to the Purchaser (i) an aggregate of 625,000 shares (the "Shares") of the Company's common stock stock, par value $.01 per share (the "Common Stock), and (ii) 312,500 warrants (the "Warrants"), each Warrant exercisable to purchase one share of Common Stock of the Company, at an exercise price of $1.00 per share, and the Purchaser hereby agrees to purchase from the Company the Shares and the Warrants for an aggregate purchase price of $500,000.00 on the date hereof (the "Closing Date"). The form of the Warrant is attached as Exhibit A hereto.

2.   Payment for and Delivery of the Shares and Warrants.
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     Payment of the $500,000.00 purchase price for the Shares and Warrants by the Purchaser will be made by wire transfer or check by the Purchaser to the Company within two (2) business days of the Closing Date. Within ten (10) business days following receipt of payment for the full purchase price of the Shares and Warrants, the Company will issue and deliver the Shares and Warrants to the Purchaser at the address set forth in Section 6.1 hereof.

3.  Restrictions on Transfer.
    ------------------------

     3.1 The Purchaser understands that the Shares and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") are "restricted securities" with the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

     3.2 The Purchaser understands that the certificates representing the Shares, the Warrants and the Warrant Shares will bear a restrictive legend thereon substantially as follows:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED UNDER RULE 144 PROMULGATED UNDER THE ACT. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, DISTRIBUTED OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE SECURITIES LAWS, OR UNLESS THE REQUEST FOR
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          TRANSFER IS ACCOMPANIED BY AN OPINION OF COUNSEL, REASONABLY
          SATISFACTORY TO THE COMPANY, STATING THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY OTHER SECURITIES LAWS."

     3.3 The Purchaser understands that upon exercise of the Warrants, the Company will direct the transfer agent for the Common Stock to place a stop transfer instruction against the certificates representing the Warrant Shares and will instruct the transfer agent to refuse to effect any transfer thereof in the absence of a registration statement declared effective by the Securities and Exchange Commission ("SEC") with respect to the Warrant Shares or a favorable opinion of counsel, satisfactory to the Company, that such transfer is exempt from registration under the Act and any other applicable state securities laws ("Other Securities Laws").

     3.4 The Purchaser understands that, except as otherwise provided herein, the Purchaser will have no rights whatsoever to request, and that the Company is under no obligation whatsoever to furnish, a registration of the Shares, Warrants or Warrant Shares under the Act or any Other Securities Laws.

4.   Registration Rights.
     -------------------

     If, at any time commencing one year from the date of this Warrant and prior to the Expiration Date, the Company proposes to prepare and file one or more registration statements covering any of the equity or debt securities of the Company held by the Company or any of its shareholders on a form for which it would be appropriate to include the Piggyback Securities (as hereinafter defined), in such case other than pursuant to Form S-8 or Form S-4 or successor forms (collectively, a "Registration Statement"), it will give written notice of its intention to do so by registered mail ("Notice"), at least ten (10) days prior to the filing of each such Registration Statement, to each Holder.

     Upon the written request of a Holder, made within ten (10) days after receipt of the Notice, that the Company include all or a portion of the Warrant Shares then beneficially held by such Holder ("Piggyback Securities") in the proposed Registration Statement (each such Holder, a "Requesting Holder"), the Company shall include the Piggyback Securities in the Registration Statement, at the Company's sole expense (other than any underwriting discounts and expense allowance relating to the Piggyback Securities and any broker's commissions and fees and the fees and expenses of any counsel or advisor to the Holder). However, if, in the written opinion of the Company's managing underwriter, if any, for the offering evidenced by such Registration Statement, the inclusion of all or a portion of the Piggyback Securities, when added to the securities being registered, will exceed the maximum amount of the Company's securities which can be marketed either (i) at a price reasonably related to their then-current market value or (ii) without otherwise materially adversely affecting the entire offering, then the Company may exclude from such offering all or a portion of the Piggyback Securities.

     If securities are proposed to be offered for sale pursuant to such Registration Statement by other security holders of the Company and the total number of securities to be offered by the Requesting Holders and such other selling security holders is required to be reduced pursuant to a request from the managing underwriter (which request shall be made only

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for the reasons and in the manner set forth above), the aggregate number of
Piggyback Securities to be offered by Requesting Holders pursuant to such Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Requesting Holders), after all securities requested to be included by selling securityholders exercising demand registration rights to include their securities (the "Demand Holders") are included in such Registration Statement, as the original number of Piggyback Securities proposed to be sold by the Requesting Holders bears to the total original number of securities proposed to be offered by the Requesting Holders and the other selling security holders (other than the Demand Holders).

     Anything herein contained to the contrary notwithstanding, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 10 (irrespective of whether any written request for inclusion of Piggyback Securities shall have already been made) to elect not to file any such proposed Registration Statement or to withdraw the same after its filing but prior to the effective date thereof, and the provisions of this
Section 10 shall not apply to Warrant Shares after they have been sold pursuant to an effective Registration Statement under the Securities Act or pursuant to Rule 144 of the General Rules and Regulations promulgated under the Securities Act or that are eligible to be publicly sold under Rule 144(k) of the Securities Act or any successor rule.



5.   Purchaser's Representations and Warranties.
     ------------------------------------------

     In order to induce the Company to execute this Agreement and to consummate the transactions set forth herein, the Purchaser hereby represents and warrants with and covenants to the Company as follows:

     5.1 The Purchaser acknowledges that the Purchaser has received and reviewed copies of the Company's Form 10-K for the year ended December 31, 2000 and Form 10-Q for the quarter ended March 31, 2001, including, in each case, the exhibits thereto and all of the documents incorporated by reference therein, and the Purchaser has had the opportunity to ask questions of and receive answers from qualified representatives of the Company concerning the business and financial condition of the Company and the terms and conditions of this Agreement; and all of such questions have been answered to the satisfaction of the Purchaser.

     5.2 The Purchaser represents that he is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Shares and Warrants and that, by reason of the Purchaser's knowledge and experience in financial and business matters in general, and investments of this type in particular, the Purchaser is capable of evaluating the merits and risks of an investment in the Shares and Warrants.

     5.3 The Purchaser is able to bear the economic risk of an investment in the Shares and Warrants, including, without limiting the generality of the foregoing, the risk of losing part or all of the Purchaser's investment in the Shares and Warrants and the Purchaser's possible inability to sell or transfer the Shares and Warrants for an indefinite period of time.

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     5.4  The Purchaser is acquiring the Shares and Warrants for his own account and for the purpose of investment and not with a view to, or for resale in connection with, any distribution within the meaning of the Act or any Other Securities Laws, in violation of the Act.

     5.5 The Purchaser acknowledges that the Shares and Warrants have not been registered under the Act or any of the Other Securities Laws, and may not be sold, transferred or otherwise disposed of, except if an effective registration statement is then in effect or pursuant to an exemption from registration under said Act and such Other Securities Laws.

     5.6 The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Act. 5.7 This Agreement constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

     5.8 The Purchaser acknowledges that the Company has relied on the representations contained herein and that the statutory basis for exemption from the requirements of Section 5 of the Act may not be present if, notwithstanding such representations, the Purchaser were acquiring the Shares and Warrants for resale or distribution upon the occurrence or non-occurrence of some predetermined event.

6.   Miscellaneous.
     -------------

     6.1 All communications hereunder will be in writing and, except as otherwise provided, will be delivered at, or mailed by certified mail, return receipt requested, or telegraphed to, the following addresses: if to the Purchaser, addressed to him at 660 Madison Avenue, 15th floor, New York, New York 10021, if to the Company to: TurboChef Technologies, Inc., 10500 Metric Drive, Suite 128, Dallas, Texas 75243, Attention: Mr. Richard Caron, Chief Executive Officer, with a copy to Blank Rome Tenzer Greenblatt, LLP, 405 Lexington Avenue, New York, New York 10174, Attention: Robert J. Mittman, Esq.

     6.2 This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Purchaser and the Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement, shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, unless such court shall have refused such jurisdiction, (2) waives any objection which the Purchaser or the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Purchaser and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Purchaser or the Company, as the case may be, mailed by certified mail to the Purchaser's address or the Company's address, as the case may be, set forth in Section 6.1 of this Agreement shall be

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deemed in every respect effective service of process upon the Purchaser or the
Company, as the case may be, in any such suit, action or proceeding.

     6.3 Each party hereto agrees to use its reasonable best efforts to take any action which may be necessary or appropriate or reasonably requested by the other party hereto in order to effectuate or implement the provisions of this Agreement.

     6.4 The Purchaser's rights under this Agreement are not assignable. 6.5 The rights and obligations of the parties under this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.

     6.6 The Purchaser understands that the Company may issue a press release regarding the terms of this Agreement as soon as practical after the Closing Date and consents to the Company's issuance of a press release relating to this Agreement and the reference to the Purchaser in the press release.

     6.7 This Agreement may be executed in separate counterparts, all of which shall constitute one agreement.

     6.8 All notices required or permitted to be given hereunder shall be personally delivered, sent by courier service or mailed by certified or registered mail, postage prepaid, to the respective parties at the addresses set forth herein and shall be deemed given upon receipt.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              PURCHASER:

                              /s/ Jack Silver
                              ------------------------------------
                              Jack Silver


                              COMPANY:

                              TURBOCHEF TECHNOLOGIES, INC.

                              By:/s/ Richard N. Caron
                              ------------------------------------
                                  Name:  Richard Caron
                                  Title: President and Chief Executive
                                           Officer

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